UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 14, 2011

Two Harbors Investment Corp.

(Exact name of registrant as specified in its charter)

Maryland	001-34506	27-0312904
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

601 Carlson Parkway, Suite 330

Minnetonka, MN 55305

(Address of principal executive offices)

(Zip Code)

Registrant’s telephone number, including area code: (612) 238-3300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 26, 2011, Two Harbors Investment Corp. issued a press release announcing the appointment of Mr. Brad Farrell as Chief Financial Officer and Treasurer, effective January 1, 2012. Mr. Farrell will also serve as Two Harbors principal accounting officer, effective January 1, 2012. Two Harbors’ also announced its current CFO and principal accounting officer, Mr. Jeffrey Stolt, will remain in his role until that date and thereafter continue to serve as Partner and Chief Financial Officer of Pine River Capital Management L.P., the parent of PRCM Advisers LLC, Two Harbors’ external manager. The Board of Directors appointed Mr. Farrell to this position on September 14, 2011.

Mr. Farrell, who is 36 years old, is a financial executive with over 14 years of experience in corporate financial management, reporting and business analysis for public financial service companies. He is currently responsible for Two Harbors’ accounting, Sarbanes-Oxley and REIT compliance activities, along with preparing financial disclosures for its Securities and Exchange Commission filings. Mr. Farrell has been Controller of Two Harbors since October 2009. Prior to joining Two Harbors, Mr. Farrell was Vice President and Executive Director of External Reporting at GMAC ResCap from 2007 to 2009, a diversified real estate finance company, and prior to that, held positions of increasing responsibility at XL Capital, Ltd (NYSE: XL) from 2002 to 2007, a global insurance underwriter. He began his career in audit for KPMG and gained experience managing US GAAP implementation and Securities Exchange Act compliance engagements for foreign filers in the firm’s London practice. Mr. Farrell is a Certified Public Accountant (inactive) and holds a Bachelor of Business Administration degree from Drake University in Des Moines, Iowa.

Mr. Farrell will hold his office from the effective date until a successor has been duly elected, or until his prior resignation or removal. There are no family relationships between Mr. Farrell and any director, executive officer or person nominated or chosen by Two Harbors to become a director or executive officer. There is no material plan, contract, arrangement to which Mr. Farrell was a party or in which he participated in connection with his appointments as Chief Financial Officer and Treasurer and principal accounting officer.

The Company’s press release dated September 26, 2011, regarding the appointment of Mr. Farrell and the transition of Mr. Stolt’s duties is attached as Exhibit 99.1 and incorporated herein in its entirety by reference hereto.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number Description

99.1 Press Release, dated September 26, 2011, issued by Two Harbors Investment Corp.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TWO HARBORS INVESTMENT CORP.

	By:	/S/ TIMOTHY W. O’BRIEN
Timothy O’Brien
Secretary and General Counsel

Date: October 6, 2011